Exhibit 99.1

AcelRx Pharmaceuticals Announces the Closing of its Acquisition of Lowell Therapeutics

AcelRx expands its late-stage development pipeline with acquisition

Lowell’s lead product, Niyad™ was granted FDA Breakthrough Device Designation and an ICD-10 code from CMS for reimbursement

HAYWARD, Calif., January 10, 2022 – AcelRx Pharmaceuticals, Inc. (NASDAQ: ACRX), a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings, today announced the closing of its acquisition of Lowell Therapeutics, Inc. (Lowell).

“We are thrilled to finalize the acquisition of Lowell as we continue to execute on our strategy to expand our portfolio of innovative therapies for use in medically supervised settings with the addition of Niyad™, an investigational product that has received Breakthrough Designation status from the FDA,” said Vince Angotti, CEO of AcelRx Pharmaceuticals. “Niyad, as well as LTX-608, complement our existing portfolio of commercial and late-stage investigational products. We believe the peak sales for Niyad, once approved, could have the potential to reach up to $200 million annually as there are currently no FDA-approved products for anticoagulation of the dialysis circuit,” said Mr. Angotti.

“Lowell’s acquisition by AcelRx provides Lowell’s former stockholders the opportunity to participate in the value creation of Niyad, which was Lowell’s founding vision,” said James Wilke, Lowell’s former CEO. “AcelRx is the ideal partner for the development and commercialization of Niyad, and we were excited by the opportunity to partner with them through this transaction.”

The law firm of Shearman & Sterling LLP represented AcelRx in the transaction. Maxim Group LLC acted as financial advisor to Lowell Therapeutics.

Transaction overview

AcelRx acquired all the outstanding shares of capital stock, and options to purchase capital stock, of Lowell for 9,009,538 shares of AcelRx common stock and cash in the amount of approximately $3.5 million, which was cash acquired from Lowell, plus $26.0 million of contingent consideration payable in cash or stock at AcelRx's option upon the achievement of certain regulatory and sales-based milestones. The first milestone payment is expected to be paid upon the achievement of FDA approval of Niyad. Three sales-based milestones totaling $17.0 million will be paid to Lowell based on achievement of specified sales levels up to $100.0 million. Certain obligations of Lowell were also paid in AcelRx stock in the amount of 610,994 shares. AcelRx common stock amounting to 1,396,526 shares were held back to satisfy any potential indemnification and other obligations of Lowell and its securityholders.

About Niyad and LTX-608

Niyad, a regional anticoagulant for the dialysis circuit during continuous renal replacement therapy for acute kidney injury patients in the hospital, is being studied under an investigational device exemption, or IDE, and has received Breakthrough Device Designation status from the FDA. While not approved for commercial use in the U.S., the active drug component of Niyad, nafamostat, has been approved in Japan and South Korea as a regional anticoagulant for the dialysis circuit, disseminated intravascular coagulation, and acute pancreatitis. Niyad is a lyophilized formulation of nafamostat, a broad-spectrum, synthetic serine protease inhibitor, with anticoagulant, anti-inflammatory, and potential anti-viral activities. The second intended indication for Niyad is as a regional anticoagulant for the dialysis circuit for chronic kidney disease patients undergoing intermittent hemodialysis in dialysis centers. LTX-608 is AcelRx’s proprietary nafamostat formulation for direct IV infusion being developed for the treatment of acute respiratory distress syndrome (ARDS) and disseminated intravascular coagulation (DIC).

About DSUVIA (sufentanil sublingual tablet), 30 mcg
DSUVIA®, known as DZUVEO® in Europe, is indicated for use in adults in certified medically supervised healthcare settings, such as hospitals, surgical centers, and emergency departments, for the management of acute pain severe enough to require an opioid analgesic, and for which alternative treatments are inadequate. DSUVIA was designed to provide rapid analgesia via a non-invasive route and to eliminate dosing errors associated with intravenous (IV) administration. DSUVIA is a single-strength solid dosage form administered sublingually via a single-dose applicator (SDA) by healthcare professionals. Sufentanil is an opioid analgesic previously only marketed for IV and epidural anesthesia and analgesia. The sufentanil pharmacokinetic profile when delivered sublingually avoids the high peak plasma levels and short duration of action observed with IV administration. The European Commission approved DZUVEO for marketing in Europe and it will be commercialized by AcelRx’s European partner, Aguettant.

This release is intended for investors only. For more information, including important safety information and black box warning for DSUVIA, please visit www.DSUVIA.com.

About AcelRx Pharmaceuticals, Inc.
AcelRx Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings.  AcelRx's proprietary, non-invasive sublingual formulation technology delivers sufentanil with consistent pharmacokinetic profiles. The Company has one approved product in the U.S., DSUVIA® (sufentanil sublingual tablet, 30 mcg), known as DZUVEO® in Europe, indicated for the management of acute pain severe enough to require an opioid analgesic for adult patients in certified medically supervised healthcare settings, and several product candidates. The product candidates include Zalviso® (sufentanil sublingual tablet system, SST system, 15 mcg), an investigational product in the U.S. being developed as an innovatively designed patient-controlled analgesia (PCA) system for reduction of moderate-to-severe acute pain in medically supervised settings, and two pre-filled, ready-to-use syringes of ephedrine and phenylephrine licensed for the U.S. from Aguettant. DZUVEO and Zalviso are both approved products in Europe.

For additional information about AcelRx, please visit www.acelrx.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected benefits of the acquisition of Lowell, potential revenue opportunities, the expected market opportunity for its product candidates, and plans to file NDAs. These and any other forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “could” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements, which are predictions, projections and other statements about future events that are based on current expectations and assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied by such statements, including: (i) the occurrence of any event, change or other circumstance that could change the expected benefits of the acquisition; (ii) risks that the acquisition disrupts the current plans and operations of AcelRx; (iii) risks relating to diverting AcelRx management’s attention from ongoing business operations; (iv) the ability of AcelRx to implement its plans, forecasts and other expectations with respect to its newly acquired product candidates and realize additional opportunities for growth and innovation; (v) the ability to achieve the expected benefits from the acquisition; (vi) the impacts of any breaches of representations and warranties contained in the merger agreement and whether adequate remedies exist therefor; and (vii) unexpected variations in market growth and demand for AcelRx’s products and technologies. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, those described under the caption “Risk Factors” and elsewhere in AcelRx’s annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the Securities and Exchange Commission (SEC) and any subsequent public filings. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. To the degree financial information is included in this press release, it is in summary form only and must be considered in the context of the full details provided in AcelRx’s most recent annual, quarterly or current report as filed or furnished with the SEC. AcelRx’s SEC reports are available at www.acelrx.com under the “Investors” tab. Except to the extent required by law, AcelRx undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect new information, events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contacts:

Raffi Asadorian, CFO, AcelRx

650-216-3500

investors@acelrx.com

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